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                                                                    EXHIBIT j(3)


                          INDEPENDENT AUDITORS' CONSENT




The Board of Trustees and Shareholders
AIM Funds Group:

We consent to the use of our reports dated February 14, 2000 and to the references to our firm under the heading "Financial Highlights" in the applicable Prospectuses and "Auditors" in the Statements of Additional Information.


/s/ KPMG LLP


Houston, Texas
April 16, 2001